Exhibit 5.5

August 9, 2013

The Bon-Ton Stores, Inc.

The Bon-Ton Department Stores, Inc.
2801 E. Market Street

York, Pennsylvania 17402

Re:       Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance and exchange of up to $350,000,000 aggregate principal amount of 8.00% Second Lien Senior Secured Notes due 2021 (the “Exchange Notes”) of The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (the “Company”).  The Exchange Notes are to be issued pursuant to an Indenture, dated as of May 28, 2013 (the “Indenture”), among the Company, the guarantors listed therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Exchange Notes are to be issued in an exchange offer (the “Exchange Offer”) for a like aggregate principal amount of currently outstanding 8.00% Second Lien Senior Secured Notes due 2021 (the “Old Notes”) of the Company, in accordance with the terms of a Registration Rights Agreement, dated as of May 28, 2013 (the “Registration Rights Agreement”), among the Company, the guarantors listed therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the Old Notes.

The Old Notes are fully and unconditionally guaranteed by The Bon-Ton Stores, Inc., a Pennsylvania corporation, Carson Pirie Scott II, Inc., a Florida corporation, Bon-Ton Distribution, Inc., an Illinois corporation, The Bon-Ton Stores of Lancaster, Inc., a Pennsylvania corporation, The Bon-Ton Giftco, LLC, a Virginia limited liability company (“Giftco”), and McRIL, LLC, a Virginia limited liability company (“McRil”) (each individually a “Guarantor” and collectively the “Guarantors”), and the Exchange Notes will be fully and unconditionally guaranteed by the Guarantors (the “Exchange Guarantees”).

We are acting as special counsel for McRil and Giftco in connection with McRil’s and Giftco’s proposed Exchange Guarantee under the Indenture of the Exchange Notes to be issued by the Company. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Registration Rights Agreement, the Indenture, the forms of the Exchange Notes, the forms of the Exchange Guarantees, resolutions adopted by the board of managers of McRil, as provided to us by McRil, resolutions adopted by the sole member and manager of Giftco, as provided to us by Giftco, the Articles of Organization and Operating Declaration of McRil, and the Articles of Organization and Limited Liability Company Agreement of Giftco, each as restated and/or amended to date and such other agreements and instruments, certificates of public officials and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such original documents and the completeness and accuracy of the limited liability company records of McRil and Giftco provided to us by McRil or Giftco, as applicable.

We have assumed the due execution and delivery, pursuant to due authorization, of the Indenture by all parties thereto (except McRil and Giftco), that each such party (except McRil and Giftco) has all requisite power and authority to effect the transactions contemplated by the Indenture, and that the Trustee or an authenticating agent for the Trustee will duly authenticate the Exchange Notes pursuant to the Indenture.  We have also assumed that the Indenture is the valid and binding obligation of all parties thereto and is enforceable against all such other parties in accordance with its terms.  We have assumed that there will not have occurred, prior to the date of issuance of the Exchange Notes, any change in law affecting the validity or enforceability of the Exchange Notes and that at the time of the issuance of the Exchange Notes, neither the Company nor the Guarantors shall have taken any action to rescind or otherwise reduce their prior authorization of the Exchange Notes and the Exchange Guarantees.

We express no opinion herein as to the laws of any jurisdiction other than the state laws of the Commonwealth of Virginia.

Our opinions below are qualified to the extent that they may be subject to or affected by (x) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights of creditors generally, (y) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (z) general principles of equity, including the availability of any equitable or specific remedy, or the successful assertion of any equitable defense.

We also express no opinion herein as to any provision of the Indenture, the Exchange Notes, the Exchange Guarantees or any agreement (a) which may be deemed to or construed to waive any right of McRil or Giftco, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Indenture, the Exchange Notes, the Exchange Guarantees or any agreement on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages,

(e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) providing that the terms of the Indenture, the Exchange Notes, or the Exchange Guarantees may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction. We also express no opinion herein with respect to compliance by McRil or Giftco with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. Each of McRil and Giftco is a duly organized limited liability company existing under the laws of the Commonwealth of Virginia.

2. Each of McRil and Giftco has all requisite limited liability company power to execute and deliver, and to perform its obligations under, the Indenture and its Exchange Guarantee.

3. The execution and delivery by each of McRil and Giftco of the Indenture and its Exchange Guarantee, and the performance by each of McRil and Giftco of its obligations thereunder, have been duly authorized by all requisite limited liability company action on the part of McRil and Giftco, as applicable.

4. The execution and delivery by each of McRil and Giftco, as the case may be, of the Indenture and its Exchange Guarantee, and the performance by each of McRil and Giftco, as the case may be, of the terms and provisions thereof, do not (a) (i) in the case of McRil, violate the provisions of the McRil Articles of Organization or the McRil Operating Declaration or (ii) in the case of Giftco, violate the provisions of the Giftco Articles of Organization or the Giftco Limited Liability Company Agreement, or (b) violate the provisions of the state laws of the Commonwealth of Virginia applicable to McRil or Giftco.

It is understood that this opinion is to be used only in connection with the offer and exchange of the Exchange Notes while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.  We also consent to the reliance on this opinion by Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”) solely for the purposes of Paul, Weiss’ opinion letter to the Company dated as of the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	\s\ Justin L. Ochs
Justin L. Ochs, a Partner